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
                                EXHIBIT 11

           EXECUTONE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                      Three Months Ended           Six Months Ended
                                           June 30,                    June 30,
                                     1996            1995         1996           1995

NET INCOME (LOSS)               $23,860,000   $(39,936,000)   $18,502,000   $(39,817,000)

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING      51,878,000     46,590,000     51,865,000     46,268,000

COMMON STOCK EQUIVALENT SHARES
  ASSUMED TO BE ISSUED FOR DILUTIVE
  STOCK OPTIONS AND WARRANTS        925,000            ---        908,000            ---

TOTAL WEIGHTED AVERAGE COMMON
  AND COMMON EQUIVALENT SHARES
  OUTSTANDING                    52,803,000     46,590,000     52,773,000     46,268,000


EARNINGS (LOSS) PER COMMON SHARE $     0.45     $    (0.86)    $     0.35     $    (0.86)



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